Exhibit 99.1

News Release
Pentair Reports Strong First Quarter 2024 Results
•Sales of $1.0 billion
•Operating income of $181 million reflecting ROS of 17.8 percent, flat to prior year; on an adjusted basis, ROS expanded 90 basis points to 21.4 percent
•GAAP EPS of $0.80 and adjusted EPS of $0.94
•The company updates its full year 2024 GAAP EPS guidance to approximately $3.76 to $3.86 and reiterates EPS guidance on an adjusted basis of approximately $4.15 to $4.25
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — April 23, 2024 — Pentair plc (NYSE: PNR), a leader in helping the world sustainably move, improve and enjoy water, life’s most essential resource, today announced first quarter 2024 sales of $1.0 billion. Sales were down 1 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 1 percent in the first quarter. First quarter 2024 earnings per diluted share from continuing operations (“EPS”) were $0.80 compared to $0.78 in the first quarter of 2023. On an adjusted basis, the company reported first quarter 2024 EPS of $0.94 compared to $0.91 in the first quarter of 2023. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
John L. Stauch, Pentair’s President and Chief Executive Officer commented: “Our balanced water portfolio delivered strong first quarter results that exceeded our expectations. For the first time in nearly four years, we are pleased to be entering what we believe to be a more normal operating environment. Order rates remained solid and our backlog and lead times have been normalizing. Our Transformation initiatives remained on track and continue to fuel our return on sales goal of 24 percent with potential upside by the end of fiscal 2026 as we highlighted at our recent Investor Day.”
First quarter 2024 operating income was $181 million, down 2 percent compared to operating income for the first quarter of 2023, and return on sales (“ROS”) was 17.8 percent, or flat when compared to the first quarter of 2023. On an adjusted basis, the company reported segment income of $217 million for the first quarter of 2024, up 3 percent compared to segment income for the first quarter of 2023, and ROS was 21.4 percent, an increase of 90 basis points when compared to the first quarter of 2023.
Flow sales were down 2 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 2 percent in the first quarter. Segment income of $77 million was up 19 percent compared to the first quarter of 2023, and ROS was 20.1 percent, an increase of 350 basis points when compared to the first quarter of 2023.
Water Solutions sales were flat compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales increased 1 percent in the first quarter. Segment income of $56 million was up 6 percent compared to the first quarter of 2023, and ROS was 20.4 percent, an increase of 110 basis points when compared to the first quarter of 2023.
Pool sales were down 1 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 1 percent in the first quarter. Segment income of $111 million was down 5 percent compared to the first quarter of 2023, and ROS was 30.8 percent, a decrease of 110 basis points when compared to the first quarter of 2023.
Net cash used for operating activities of continuing operations was $107 million for the first quarters of 2024 and 2023. Free cash flow used for continuing operations for the quarter was $127 million compared to $123 million in the first quarter of 2023.
Pentair paid a regular cash dividend of $0.23 per share in the first quarter of 2024. Pentair previously announced on February 19, 2024 that it will pay a regular quarterly cash dividend of $0.23 per share on May 3, 2024 to shareholders of record at the close of business on April 19, 2024. This year marks the 48th consecutive year that Pentair has increased its dividend.

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OUTLOOK
Mr. Stauch concluded, “We are reiterating our full year outlook and introducing strong Q2 guidance reflecting solid execution across all three segments while being mindful of the uncertainty across the global macroeconomic and geopolitical landscape. We continue to focus on investing in the long-term growth of Pentair and remain confident in our balanced water portfolio and Transformation initiatives.”
The company updates its estimated 2024 GAAP EPS from continuing operations to approximately $3.76 to $3.86 and reiterates its guidance on an adjusted EPS basis of approximately $4.15 to $4.25. This is an increase of 11 percent to 13 percent compared to 2023. The Company anticipates full year 2024 sales to increase 2 percent to 3 percent on a reported basis.
In addition, the company introduces second quarter 2024 GAAP EPS from continuing operations guidance of approximately $1.08 to $1.10 and on an adjusted EPS basis of approximately $1.15 to $1.17. The company expects second quarter sales to be up approximately 1 percent to 2 percent on a reported basis compared to the second quarter of 2023.

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EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the company’s first quarter 2024 results on a conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the Company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the Company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” or “future” or words, phrases, or terms of similar substance or the negative thereof are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall global economic and business conditions impacting our business, including the strength of housing and related markets and conditions relating to international hostilities; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and Transformation Program; the impact of raw material, logistics and labor costs and other inflation; volatility in currency exchange rates and interest rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; risks associated with operating foreign businesses; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and environmental, social and governance (“ESG”) goals and targets. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we help the world sustainably move, improve and enjoy water, life’s most essential resource. From our residential and commercial water solutions, to industrial water management and everything in between, Pentair is focused on smart, sustainable water solutions that help our planet and people thrive.
Pentair had revenue in 2023 of approximately $4.1 billion, and trades under the ticker symbol PNR. With approximately 10,500 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit www.pentair.com.

PENTAIR CONTACTS

Shelly Hubbard	Rebecca Osborn
Vice President, Investor Relations	Sr. Director, External Communications
Direct: 612-812-0148	Direct: 763-656-5589
Email: shelly.hubbard@pentair.com	Email: rebecca.osborn@pentair.com
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended
In millions, except per-share data	March 31, 2024	March 31, 2023
Net sales	$1,017.2	$1,028.6
Cost of goods sold	627.1	646.8
Gross profit	390.1	381.8
% of net sales	38.4%	37.1%
Selling, general and administrative expenses	185.2	173.3
% of net sales	18.2%	16.8%
Research and development expenses	24.1	24.9
% of net sales	2.4%	2.4%
Operating income	180.8	183.6
% of net sales	17.8%	17.8%
Other expense
Other expense	0.1	0.7
Net interest expense	27.3	32.4
% of net sales	2.7%	3.1%
Income from continuing operations before income taxes	153.4	150.5
Provision for income taxes	19.9	22.0
Effective tax rate	13.0%	14.6%
Net income from continuing operations	133.5	128.5
(Loss) income from discontinued operations, net of tax	(0.2)	1.2
Net income	$133.3	$129.7
Earnings per ordinary share
Basic
Continuing operations	$0.80	$0.78
Discontinued operations	—	0.01
Basic earnings per ordinary share	$0.80	$0.79
Diluted
Continuing operations	$0.80	$0.78
Discontinued operations	—	0.01
Diluted earnings per ordinary share	$0.80	$0.79
Weighted average ordinary shares outstanding
Basic	165.7	164.8
Diluted	167.2	165.8
Cash dividends paid per ordinary share	$0.23	$0.22
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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2024	December 31, 2023
In millions
Assets
Current assets
Cash and cash equivalents	$109.1	$170.3
Accounts receivable, net	807.4	561.7
Inventories	675.1	677.7
Other current assets	157.0	159.3
Total current assets	1,748.6	1,569.0
Property, plant and equipment, net	363.1	362.0
Other assets
Goodwill	3,255.8	3,274.6
Intangibles, net	1,026.2	1,042.4
Other non-current assets	345.0	315.3
Total other assets	4,627.0	4,632.3
Total assets	$6,738.7	$6,563.3
Liabilities and Equity
Current liabilities
Accounts payable	$308.8	$278.9
Employee compensation and benefits	96.0	125.4
Other current liabilities	514.5	545.3
Total current liabilities	919.3	949.6
Other liabilities
Long-term debt	2,084.3	1,988.3
Pension and other post-retirement compensation and benefits	73.1	73.6
Deferred tax liabilities	39.0	40.0
Other non-current liabilities	295.8	294.7
Total liabilities	3,411.5	3,346.2
Equity	3,327.2	3,217.1
Total liabilities and equity	$6,738.7	$6,563.3
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2024	March 31, 2023
Operating activities
Net income	$133.3	$129.7
Loss (income) from discontinued operations, net of tax	0.2	(1.2)
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities
Equity income of unconsolidated subsidiaries	(0.9)	(0.2)
Depreciation	14.9	14.7
Amortization	13.5	13.8
Deferred income taxes	4.8	(14.0)
Share-based compensation	7.9	7.2
Asset impairment and write-offs	0.8	4.1
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	(249.5)	(184.8)
Inventories	(3.2)	6.0
Other current assets	(11.8)	(17.4)
Accounts payable	33.0	(24.9)
Employee compensation and benefits	(28.3)	(12.8)
Other current liabilities	(28.1)	(28.7)
Other non-current assets and liabilities	6.0	1.9
Net cash used for operating activities of continuing operations	(107.4)	(106.6)
Net cash used for operating activities of discontinued operations	(0.2)	—
Net cash used for operating activities	(107.6)	(106.6)
Investing activities
Capital expenditures	(19.3)	(16.6)
Proceeds from sale of property and equipment	—	0.2
Acquisitions, net of cash acquired	—	0.2
Net cash used for investing activities	(19.3)	(16.2)
Financing activities
Net borrowings of revolving long-term debt	101.4	173.6
Repayments of long-term debt	(6.3)	—
Shares issued to employees, net of shares withheld	6.1	(4.1)
Dividends paid	(38.0)	(36.2)
Net cash provided by financing activities	63.2	133.3
Effect of exchange rate changes on cash and cash equivalents	2.5	(0.2)
Change in cash and cash equivalents	(61.2)	10.3
Cash and cash equivalents, beginning of period	170.3	108.9
Cash and cash equivalents, end of period	$109.1	$119.2

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Pentair plc and Subsidiaries
Reconciliation of the GAAP Operating Activities Cash Flow to the Non-GAAP Free Cash Flow (Unaudited)

	Three months ended	Three months ended
In millions	March 31, 2024	March 31, 2023
Net cash used for operating activities of continuing operations	$(107.4)	$(106.6)
Capital expenditures	(19.3)	(16.6)
Proceeds from sale of property and equipment	—	0.2
Free cash flow from continuing operations	(126.7)	(123.0)
Net cash used for operating activities of discontinued operations	(0.2)	—
Free cash flow	$(126.9)	$(123.0)

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2024	2023
In millions	First Quarter	First Quarter
Net sales
Flow	$384.3	$391.8
Water Solutions	273.1	272.0
Pool	359.5	364.3
Other	0.3	0.5
Consolidated	$1,017.2	$1,028.6
Segment income (loss)
Flow	$77.3	$65.0
Water Solutions	55.6	52.4
Pool	110.8	116.2
Other	(26.4)	(22.6)
Consolidated	$217.3	$211.0
Return on sales
Flow	20.1%	16.6%
Water Solutions	20.4%	19.3%
Pool	30.8%	31.9%
Consolidated adjusted return on sales	21.4%	20.5%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2024
Excluding the Effect of Adjustments (Unaudited)

	Actual	Forecast
In millions, except per-share data	First Quarter	Second Quarter		Full Year
Net sales	$1,017.2	approx	Up 1% - 2%	approx	Up 2% - 3%
Operating income	180.8	approx	Up 17% - 18%	approx	Up 14% - 17%
Return on sales	17.8%
Adjustments:
Restructuring and other	4.6	approx	$—	approx	$5
Transformation costs	17.0	approx	—	approx	17
Intangible amortization	13.5	approx	14	approx	55
Legal accrual adjustments and settlements	(0.3)	approx	—	approx	—
Asset impairment and write-offs	0.8	approx	—	approx	1
Equity income of unconsolidated subsidiaries	0.9	approx	1	approx	4
Segment income	217.3	approx	Up 10% - 12%	approx	Up 8% - 11%
Adjusted return on sales	21.4%
Net income from continuing operations—as reported	133.5	approx	$180 - $183	approx	$626 - $643
Adjustments to operating income	35.6	approx	14	approx	78
Income tax adjustments	(11.3)	approx	(2)	approx	(13)
Net income from continuing operations—as adjusted	$157.8	approx	$192 - $195	approx	$691 - $708
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.80	approx	$1.08 - $1.10	approx	$3.76 - $3.86
Adjustments	0.14	approx	0.07	approx	0.39
Diluted earnings per ordinary share—as adjusted	$0.94	approx	$1.15 - $1.17	approx	$4.15 - $4.25
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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2023
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$1,028.6	$1,082.5	$1,008.8	$984.6	$4,104.5
Operating income	183.6	208.5	180.1	167.0	739.2
Return on sales	17.8%	19.3%	17.9%	17.0%	18.0%
Adjustments:
Restructuring and other	2.9	0.6	1.6	(1.7)	3.4
Transformation costs	8.5	6.0	13.5	16.3	44.3
Intangible amortization	13.8	13.9	13.8	13.8	55.3
Legal accrual adjustments and settlements	(1.9)	4.1	—	—	2.2
Asset impairment and write-offs	3.9	0.5	1.8	1.7	7.9
Equity income of unconsolidated subsidiaries	0.2	0.6	1.3	0.7	2.8
Segment income	211.0	234.2	212.1	197.8	855.1
Adjusted return on sales	20.5%	21.6%	21.0%	20.1%	20.8%
Net income from continuing operations—as reported	128.5	154.2	132.1	208.1	622.9
Pension and other post retirement mark to market loss	—	—	—	6.1	6.1
Other income	—	(5.1)	—	—	(5.1)
Adjustments to operating income	27.2	25.1	30.7	30.1	113.1
Income tax adjustments (1)	(4.6)	(3.1)	(6.6)	(98.5)	(112.8)
Net income from continuing operations—as adjusted	$151.1	$171.1	$156.2	$145.8	$624.2
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.78	$0.93	$0.79	$1.25	$3.75
Adjustments	0.13	0.10	0.15	(0.38)	—
Diluted earnings per ordinary share—as adjusted	$0.91	$1.03	$0.94	$0.87	$3.75
(1) Income tax adjustments in the fourth quarter include $74.3 million resulting from favorable impacts of worthless stock deductions related to exiting certain businesses in our Water Solutions segment and favorable discrete items primarily related to the recognition of deferred tax assets.
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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter Ended March 31, 2024 (Unaudited)

	Q1 Net Sales Growth
	Core	Currency	Total
Total Pentair	(1.1)%	—%	(1.1)%
Flow	(2.1)%	0.2%	(1.9)%
Water Solutions	0.8%	(0.4)%	0.4%
Pool	(1.3)%	—%	(1.3)%